As filed with the Securities and Exchange Commission on July 27, 2009

Registration No. 33-13657

UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Post-Effective Amendment No. 2 to

Form S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

SUFFOLK BANCORP

(Exact name of registrant as specified in its charter)

New York	11-2708279
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

4 West Second Street

Riverhead, New York 11901

(631) 727-5667

(Address, including zip code, and telephone number,

including area code, of registrant’s principal executive offices)

Douglas I. Shaw

Senior Vice President & Corporate Secretary

Suffolk Bancorp

4 West Second Street,

Riverhead, New York 11901

(631) 727-5667

(Name, address and telephone number, including area code, of agent for service)

Approximate date of commencement of proposed sale to public: From time to time after this registration statement becomes effective.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box:   ☑

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box:   ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.   ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.   ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.   ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.   ☐

Indicate by check mark whether the registrant is a large accelerated filer, and accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer  ☐        Accelerated filer   ☑         Non-accelerated filer   ☐        Smaller reporting company  ☐

(Do not check if a smaller reporting company)

EXPLANATORY NOTE

This Post-Effective Amendment No. 2 to the registration statement on Form S-3 (File No. 33-13657) (the “Registration Statement”) is being filed by Suffolk Bancorp (the “Company”) to deregister all of the shares of Company common stock that have not been sold under the Registration Statement as of the effective date of this Post-Effective Amendment No. 2.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 16. Exhibits.

The following exhibits are filed as part of this registration statement pursuant to Item 601 of Regulation S-K:

Exhibit No.	Description
24.1	Power of Attorney

II-1

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, Suffolk Bancorp certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Riverhead, State of New York, on this 27th day of July, 2009.

SUFFOLK BANCORP

By:	/s/ J. Gordon Huszagh
J. Gordon Huszagh President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on July 27, 2009.

*	*
Name: J. Gordon Huszagh Title: Director, President and Chief Executive Officer (principal executive officer)	Name: Stacey L. Moran Title: Executive Vice President and Chief Financial Officer (principal financial officer and principal accounting officer)

*	*
Name: Edgar F. Goodale Title: Director (Chairman)	Name: James E. Danowski Title: Director

*	*
Name: Joseph A. Gaviola Title: Director	Name: David A. Kandell Title: Director

*	*
Name: Thomas S. Kohlmann Title: Director	Name: Terence X. Meyer Title: Director

*	*

Name: Susan V. B. O’Shea Title: Director	Name: John D. Stark, Jr. Title: Director

* By: /s/ Douglas Ian Shaw
Douglas Ian Shaw Attorney-in-Fact

II-2

EXHIBIT INDEX

Exhibit No.	Description
24.1	Power of Attorney